Exhibit 4.9


                               XANSER CORPORATION

                        KEY EMPLOYEE STOCK INCENTIVE PLAN


                             Effective March 8, 2002

                               XANSER CORPORATION
                        KEY EMPLOYEE STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                                                            Section
ARTICLE I - PLAN

                  Purpose.......................................................................................1.1
                  Term of Plan..................................................................................1.2

ARTICLE II - DEFINITIONS

                  Affiliate.....................................................................................2.1
                  Award.........................................................................................2.2
                  Board.........................................................................................2.3
                  Change of Control.............................................................................2.4
                  Code..........................................................................................2.5
                  Committee.....................................................................................2.6
                  Company.......................................................................................2.7
                  Disability....................................................................................2.8
                  Employee......................................................................................2.9
                  Exchange Act.................................................................................2.10
                  Fair Market Value............................................................................2.11
                  Holder.......................................................................................2.12
                  Mature Shares................................................................................2.13
                  Nonqualified Option..........................................................................2.14
                  Option.......................................................................................2.15
                  Option Agreement.............................................................................2.16
                  Plan.........................................................................................2.17
                  Restricted Stock.............................................................................2.18
                  Restricted Stock Agreement...................................................................2.19
                  Restricted Stock Award.......................................................................2.20
                  Retirement...................................................................................2.21
                  Stock........................................................................................2.22

ARTICLE III - ELIGIBILITY

ARTICLE IV - GENERAL PROVISIONS RELATING TO AWARDS

                  Authority to Grant Awards.....................................................................4.1
                  Dedicated Shares; Maximum Awards..............................................................4.2
                  Non-Transferability...........................................................................4.3
                  Requirements of Law...........................................................................4.4
                  Changes in the Company's Capital Structure....................................................4.5
                  Election Under Section 83(b) of the Code......................................................4.6

ARTICLE V - OPTIONS

                  Exercise Price................................................................................5.1
                  Duration of Options...........................................................................5.2
                  Amount Exercisable............................................................................5.3
                  Exercise of Options...........................................................................5.4
                  Substitution Options..........................................................................5.5
                  No Rights as Stockholder......................................................................5.6

ARTICLE VI - RESTRICTED STOCK AWARDS

                  Restricted Stock Awards.......................................................................6.1
                  Holder's Rights as Stockholder................................................................6.2

ARTICLE VII - ADMINISTRATION

ARTICLE VIII - AMENDMENT OR TERMINATION OF PLAN

ARTICLE IX - MISCELLANEOUS

                  No Establishment of a Trust Fund..............................................................9.1
                  No Employment or Affiliation Obligation.......................................................9.2
                  Forfeiture ...................................................................................9.3
                  Tax Withholding...............................................................................9.4
                  Written Agreement.............................................................................9.5
                  Indemnification of the Committee..............................................................9.6
                  Gender........................................................................................9.7
                  Headings......................................................................................9.8
                  Other Compensation Plans......................................................................9.9
                  Other Options or Awards......................................................................9.10
                  Governing Law................................................................................9.11


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Article I

                                      PLAN

     1.1 Purpose. The Plan is intended to advance the best interests of the Company and its stockholders by providing certain persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or any of its Affiliates.

     1.2 Term of Plan. No Award shall be granted under the Plan after March 7, 2012. The Plan shall remain in effect until all Awards under the Plan have been satisfied or expired.


Article II

                                   DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

     2.1 "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2 "Award" means any Nonqualified Option or Restricted Stock Award granted under the Plan.

     2.3 "Board" means the board of directors of the Company.

2.4 "Change of Control" means the occurrence of any of the following after March 8, 2002:

     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Covered Person") of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either
          (i) the then outstanding shares of Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this
          Section 2.4(a), the following acquisitions shall not constitute a Change in Control of the Company: (i) any acquisition by the Company,
          (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 2.4(c);

     (b) individuals who, as of March 8, 2002, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to June1, 2001, whose election, or nomination for election, by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors; or

     (c) the consummation of (i) a reorganization, merger or consolidation or sale of the Company or (ii) a disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, (B) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 80 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; provided, however, that any individual becoming a director subsequent to June 1, 2001 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" means a committee of at least two persons appointed by the Board.

     2.7 "Company" means Xanser Corporation, a Delaware corporation.

     2.8 "Disability" means a medically determinable mental or physical impairment which, in the opinion of a physician selected by the Committee, shall prevent the Holder from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Holder was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Holder receives a military pension; and (d) did not result from an intentionally self-inflicted injury.

     2.9 "Employee" means a person employed by the Company or any Affiliate as a common law employee.

     2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.11 "Fair Market Value" of the Stock as of any date means (a) closing price of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, an amount at the election of the Committee equal to (x) the closing price per share of stock on the last preceding date on which those prices were reported, or (y) that amount as determined by the Committee.

     2.12 "Holder" means a person who has been granted an Award or any person who is entitled to receive stock under an Award.

     2.13 "Mature Shares" means shares of Stock that the Holder has held for at least six months.

     2.14 "Nonqualified Option" means an Option granted under the Plan that is not designated as an "incentive option" satisfying the requirements of section 422 of the Code.

     2.15 "Option" means a Nonqualified Option granted under the Plan to purchase shares of Stock.

     2.16 "Option Agreement" means the written agreement which sets out the terms of an Option.

     2.17 "Plan" means the Xanser Corporation Key Employee Stock Incentive Plan, as set forth in this document and as it may be amended from time to time.

     2.18 "Restricted Stock" means stock awarded or purchased under the Plan pursuant to a Restricted Stock Agreement.

     2.19 "Restricted Stock Agreement" means the written agreement which sets out the terms of a Restricted Stock Award.

     2.20 "Restricted Stock Award" means an Award of Restricted Stock.

     2.21 "Retirement" means the termination of an Employee's employment relationship with the Company and all Affiliates after attaining the age of 55.

     2.22 "Stock" means the common stock of the Company, no par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.



Article III

                                   ELIGIBILITY

     The individuals who shall be eligible to receive Awards shall be those persons, including key Employees, consultants, and advisors of the Company or any of its Affiliates as the Committee shall determine from time to time. However, no person who is an officer of the Company or any of its Affiliates or a member of the Board shall be eligible to receive an Award under the Plan.



Article IV

                      GENERAL PROVISIONS RELATING TO AWARDS

     4.1 Authority to Grant Awards. The Committee may grant Awards to those key Employees of the Company or any of its Affiliates and other eligible persons as it shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock to be covered by any Award to be granted to any person shall be as determined by the Committee.

     4.2 Dedicated Shares; Maximum Awards. The maximum number of shares of Stock with respect to which Awards may be granted under the Plan is 750,000. Such shares of Stock may be treasury shares or authorized but unissued shares. The maximum number of shares of Stock with respect to which Options may be granted under the Plan is 750,000 shares. The maximum number of shares with respect to which Restricted Stock Awards may be granted under the Plan is 250,000 shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. If any outstanding Award expires or terminates for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.

     4.3 Non-Transferability. Except as specified in the applicable Award agreements or in domestic relations court orders, Awards shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award agreement may terminate the Award.

     4.4 Requirements of Law. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option or pursuant to any other Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law or, should the Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     4.5 Changes in the Company's Capital Structure. (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation for it in money, services or property, then (i) the number, class or series and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class or series of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of shares of Stock then reserved, that number and class or series of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class or series of Stock as the result of the event requiring the adjustment.

     (c) If while unexercised Options remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury Regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as otherwise provided in an Option Agreement or as a result of the Board's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Board, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Options held by any individual Holder:

          (A) accelerate the time at which some or all of the Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all such Options that remain unexercised and all rights of Holders thereunder shall terminate;

          (B) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of this Plan or the Option Agreements evidencing such Options) as of a date, before or after such Corporate Change, specified by the Board, in which event the Board shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Options for such shares;

          (C) with respect to all or selected Holders, have some or all of their then outstanding Options (whether vested or unvested) assumed or have a new Option substituted for some or all of their then outstanding Options (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing him, or a parent or subsidiary of such entity, provided that (1) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the shares subject to the Option immediately after the assumption or substitution over the aggregate exercise price of such shares is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such assumption or substitution over the aggregate exercise price of such shares, and (2) the assumed rights under such existing Option or the substituted rights under such new Option as the case may be will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be;

          (D) provide that the number and class or series of shares of Stock covered by an Option (whether vested or unvested) theretofore granted shall be adjusted so that such Option when exercised shall thereafter cover the number and class or series of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Option; or

          (E) make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole and absolute discretion that no such adjustment is necessary).

          In effecting one or more of alternatives (C), (D) or (E) above, and except as otherwise may be provided in an Option Agreement, the Board, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Options then outstanding may be exercised.

     (d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section 4.5, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Board in its sole and absolute discretion as to the number and price of shares of stock or other consideration subject to such Options. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Board, whose determination shall be conclusive.

     (e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner the Stock was adjusted under the terms of the agreement of merger or consolidation.

     (f) The issue by the Company of shares of stock of any class or series, or securities convertible into shares of stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or Restricted Stock Awards.

     4.6 Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him under the Plan.



Article V

                                     OPTIONS

     5.1 Exercise Price. The price at which Stock may be purchased under an Option shall not be less than 100 percent of the Fair Market Value of the shares of Stock on the date the Option is granted.

     5.2 Duration of Options. An Option shall not be exercisable after the earlier of (i) the term of the Option specified in the Option Agreement (which shall not exceed ten years from the date the Option is granted in the case of any other Option), or (ii) the period of time specified herein that follows the Holder's Retirement, Disability, death or other severance of the employment or affiliation relationship between the Holder and the Company and all Affiliates. Unless the Holder's Option Agreement specifies otherwise, an Option shall not continue to vest after the severance of the employment or affiliation relationship between the Company and all Affiliates.

     (a) General Term of Option. Unless the Option Agreement specifies a shorter term, an Option shall expire on the tenth anniversary of the date the Option is granted.

     (b)  Early  Termination  of  Option  Due  to  Severance  of  Employment  or
          Affiliation Relationship (Other Than for Death, Disability or Retirement). Except as may be otherwise expressly provided in an Option Agreement, (i) an Option that has been in effect for at least two years shall terminate on the earlier of the date of the expiration of the general term of the Option or 90 days after the date of the termination of the employment or affiliation relationship between the Holder and the Company and all Affiliates for any reason other than the death, Disability or Retirement of the Holder, or (ii) an Option that has been in effect for less than two years shall terminate on the earlier of the date of the expiration of the general term of the Option or 30 days after the date of the termination of the employment or affiliation relationship between the Holder and the Company and all Affiliates for any reason other than the death, Disability or Retirement of the Holder, during which period the Holder shall be entitled to exercise the Option in respect of the number of shares that the Holder would have been entitled to purchase had the Holder exercised the Option on the date of such termination of employment or affiliation. Whether authorized leave of absence, or absence on military or government service, shall constitute a termination of the employment or affiliation relationship between the Holder and the Company and all Affiliates shall be determined by the Committee at the time thereof.

     (c) Early Termination of Option Due to Death. Unless the Option Agreement specifies otherwise, in the event of the severance of the employment or affiliation relationship between the Holder and the Company and all Affiliates due to death before the date of expiration of the general term of the Option, the Holder's Option shall terminate on the earlier of the date of expiration of the general term of the Option or the 180 days after the Holder's death.

     (d) Early Termination of Option Due to Disability. Unless the Option Agreement specifies otherwise, in the event of the severance of the employment or affiliation relationship between the Holder and the Company and all Affiliates due to Disability before the date of the expiration of the general term of the Option, the Option shall terminate on the earlier of the expiration of the general term of the Option or 90 days after the termination of the employment or affiliation relationship between the Holder and the Company and all Affiliates terminates due to Disability.

     (e) Early Termination of Option Due to Retirement. Unless the Option Agreement specifies otherwise, if the Holder is an Employee and the employment relationship between the Holder and the Company and all Affiliates terminates by reason of Retirement, the Holder's Option shall terminate on the earlier of the expiration of the general term of the Option or 90 days after the date of the Holder's termination of employment due to Retirement.

          After the death of the Holder, the Holder's executors, administrators or any person or persons to whom the Holder's Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option, in respect to the number of shares that the Holder would have been entitled to exercise if the Holder exercised the Option prior to his death.

     5.3 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion. If specified in the Option Agreement, an Option will be exercisable in full upon the occurrence of a Change of Control.

     5.4 Exercise of Options. Each Option shall be exercised by request to the Committee. Except in the case of exercise by a third-party broker, as provided below, payment of the exercise price and any applicable tax withholding amounts must be made at the time of exercise by any combination of the following: (a) cash, certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option, (b) Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the Option, (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee) or (d) except as specified below, any other form of payment which is acceptable to the Committee. As promptly as practicable after receipt of your request and payment, the Company shall deliver to you the number of shares with respect to which the Option has been exercised. If Mature Shares are used for payment by the Holder, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company.

     The Committee may permit a Holder to elect to pay the exercise price upon exercise of an Option by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

     The Committee shall not permit a Holder to pay his exercise price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered to the Holder pursuant to the exercise of the Option. In addition, the Committee shall not permit a Holder to pay his exercise price upon the exercise of an Option by using shares of Stock other than Mature Shares.

     An Option may not be exercised for a fraction of a share of Stock.

     5.5 Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

     5.6 No Rights as Stockholder. No Holder, as such, shall have any rights as a stockholder.


Article VI

                             RESTRICTED STOCK AWARDS

     6.1 Restricted Stock Awards. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to, any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to shares of Restricted Stock, the Committee may issue such instructions to the Company's stock transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions, or, should such shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of such shares as counsel for the Company considers necessary or advisable to comply with applicable law.

     Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

     6.2 Holder's Rights as Stockholder. Subject to the terms and conditions of the Plan, each Holder of Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares, if unrestricted shares of the same class have the right to vote. Dividends paid with respect to shares of Restricted Stock in cash or property other than stock in the Company or rights to acquire stock in the Company shall be paid to the Holder currently. Dividends paid in stock in the Company or rights to acquire stock in the Company shall be added to and become a part of the Restricted Stock.



Article VII

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

     (a) determine the persons to whom and the time or times at which Awards will be made;

     (b) determine the number of shares and the exercise price of Stock covered in each Award, subject to the terms of the Plan;

     (c) determine the terms, provisions and conditions of each Award, which need not be identical;

     (d) accelerate the time at which any outstanding Option may be exercised, or Restricted Stock Award will vest;

     (e) define the effect, if any, on an Award of the death, disability, retirement or termination of employment or affiliation relationship between the Holder and the Company and Affiliates;

     (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

     (g) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

          The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.



Article VIII

                        AMENDMENT OR TERMINATION OF PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any stock option, as may be defined under the Code, to receive preferential federal income tax treatment.


Article IX

                                  MISCELLANEOUS

     9.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

     9.2 No Employment or Affiliation Obligation. The granting of any Option or Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.

     9.3 Forfeiture. Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts that the Holder, before or after termination of his employment or affiliation relationship with the Company or an Affiliate for any reason committed or engaged in willful misconduct, gross negligence, a breach of fiduciary duty, fraud, embezzlement, theft, a felony, a crime involving moral turpitude or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, the Holder shall forfeit all outstanding Options and all outstanding Awards, and all exercised Options if the Company has not yet delivered a stock certificate to the Holder with respect thereto.

     The decision of the Committee as to the cause of the Holder's discharge, the damage done to the Company or an Affiliate shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Holder by the Company or an Affiliate in any manner.

     9.4 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of an Option, or lapse of restrictions on Restricted Stock. In the alternative, the Company may require the Holder of an Award to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within ten days after the date of exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon his exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares held back shall not exceed the Company's or the Affiliate's minimum statutory withholding tax obligations. The Committee may, in its discretion, permit a Holder to satisfy any minimum tax withholding obligations arising upon the vesting of Restricted Stock by delivering to the Holder of the Restricted Stock Award a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares of Restricted Stock, the Company shall (a) calculate the amount of the Company's or an Affiliate's minimum statutory tax withholding obligation on the assumption that all such vested shares of Restricted Stock are made available for delivery, (b) reduce the number of such shares made available for delivery so that the Fair Market Value of the shares withheld on the vesting date approximates the minimum amount of tax the Company or an Affiliate is obliged to withhold and (c) in lieu of the withheld shares, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the amount of the minimum withholding tax due. The Company shall withhold only whole shares of Stock to satisfy its minimum withholding obligation. Where the Fair Market Value of the withheld shares does not equal the Company's minimum withholding tax obligation, the Company shall withhold shares with a Fair Market Value slightly less than the amount of its minimum withholding obligation and the Holder of the Restricted Stock Award must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 9.4. The withheld shares of Restricted Stock not made available for delivery by the Company shall be retained as treasury stock or will be cancelled and, in either case, the Holder's right, title and interest in such Restricted Stock shall terminate. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Restricted Stock until the Company or an Affiliate has received payment sufficient to cover all minimum tax withholding amounts due with respect to that exercise. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

     9.5 Written Agreement. Each Award shall be embodied in a written agreement which shall be subject to the terms and conditions of the Plan and shall be signed by the Holder and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Holder, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.

     9.6 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

     9.7 Gender. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

     9.8   Headings.   Headings  of  Articles  and  Sections  are  included  for
convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

     9.9 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

     9.10 Other Options or Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

     9.11 Governing Law. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Texas.